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                                                                     Exhibit 3.2

                              ARTICLES OF AMENDMENT
                                       OF

                       NEW MEXICO AND ARIZONA LAND COMPANY
               -------------------------------------------------
                              [Name of Corporation]

1.       The name of the corporation is NEW MEXICO AND ARIZONA LAND COMPANY.

2.       Attached hereto as Exhibit A is the text of each amendment adopted.

3. [X] The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

         [ ] Exhibit A contains provisions for implementing the exchange, reclassification or cancellation of issued shares provided for therein.

         [ ] The amendment provides for exchange, reclassification or cancellation of issued shares. Such actions will be implemented as follows:

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4.       The amendment was adopted the 9th day of June, 2000.

5.       [ ]      The amendment was adopted by the [ ] incorporators [ ] board of directors without shareholder action and shareholder action was not required.

         [x]      The amendment was approved by the shareholders. There is (are)
         ONE voting groups eligible to vote on the amendment. The designation of voting groups entitled to vote separately on the amendment, the number of votes in each, the number of votes represented at the meeting at which the amendment was adopted and the votes cast for and against the amendment were as follows:

                  The voting group consisting of 6,885,436 outstanding shares of
         COMMON [class or series] stock is entitled to 6,885,436 votes. There were 6,401,526 votes present at the meeting. The voting group cast 6,278,030 votes for and 85,575 votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.
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                 The voting group consisting of  NA  outstanding shares of _____
                                                ----
         [class or series] stock is entitled to _____ votes. There were _____ votes present at the meeting. The voting group cast _____ votes for and _____ votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

                  DATED as of this 15th day of June, 2000.


                              NEW MEXICO AND ARIZONA LAND COMPANY


                              By    /s/ Jerome Joseph
                                 ---------------------------------------------


                                    JEROME JOSEPH, SECRETARY
                                 ---------------------------------------------
                                    [name]            [title]

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         1.       Article I of the Articles of Incorporation is amended in its entirety to read as follows:

                  "I. Name. The name of the corporation shall be NZ CORPORATION"


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